UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2016

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors within 12 months from the date of listing in connection with the company’s initial public offering. We have previously announced our intention to comply with this requirement by not later than January 26, 2016.

On January 22, 2016, Dr. Peter Daddona resigned as a Class I Director and Dr. M. James Barrett resigned as a Class II Director of our company. Dr. Daddona and Dr. Barrett, who were not independent directors, resigned for the purpose of enabling us to meet our Board independence requirements, and neither resignation was the result of any disagreement with us on any matter relating to our operations, policies or practices. As a result of the resignations of these two non-independent directors, a majority of our Board of Directors is comprised of independent directors, and all the members of the audit, compensation, and nominating and corporate governance committees of our Board of Directors are independent.

We are continuing to actively seek to identify one or more additional well-qualified individuals to serve as independent directors with the goal of adding such additional independent director(s) to our Board.

We thank Dr. Daddona and Dr. Barrett for their valuable service as members of our Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: January 27, 2016	By:	/s/ Konstantinos Alataris
Name: Konstantinos Alataris
Title: President, Chief Executive Officer and Chief Operating Officer

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